                                                                    EXHIBIT 99.1


[CENTRAL PARKING CORPORATION LOGO]                     NEWS

          2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212 (615) 297-4255
          FAX: (615) 297-6240




Investor Contact:   Jeff Heavrin
                    Senior Vice President and Chief Financial Officer
                    Central Parking Corporation
                    (615) 297-4255
                    jheavrin@parking.com

                   CENTRAL PARKING CORPORATION REPORTS FISCAL
                   2006 SECOND QUARTER AND FIRST HALF RESULTS

NASHVILLE, TENN. -- (MAY 9, 2006) - Central Parking Corporation (NYSE:CPC) today announced earnings from continuing operations for its second fiscal quarter ended March 31, 2006, of $3.5 million, or $0.11 per diluted share, compared with $7.5 million, or $0.21 per diluted share earned in the second quarter of the previous fiscal year. Included in these results are pre-tax property related gains of $3.6 million in the second quarter of 2006 compared with $14.8 million in the prior year period. Operating earnings excluding property-related gains increased to $5.9 million in the second quarter of fiscal 2006 compared with $0.5 million in the same period last year.

         Net earnings (which includes property related gains and discontinued operations) for the second quarter of fiscal 2006 were $2.0 million, or $0.06 per diluted share, compared with net earnings of $7.6 million, or $0.21 per diluted share for the second fiscal quarter ended March 31, 2005. Total revenues increased 1.9 % to $275 million, while revenues excluding reimbursed management expenses declined 1.5 % to $160 million from $162 million in the year-earlier period.

         Earnings from continuing operations for the six months ended March 31, 2006, were $20.1 million, or $0.62 per diluted share, compared with $14.0 million, or $0.39 per diluted share in the year earlier period. Pre-tax property related gains totaled $26.3 million for the first six months of fiscal 2006, compared with $16.6 million for the first six months of fiscal 2005. Net earnings for the first half of fiscal 2006 were $19.9 million, or $0.61 per diluted share, compared with $10.4 million, or $0.29 per diluted share. Total revenues were flat at $551 million, while revenues excluding reimbursed management expenses declined 2.9 % to $322 million for the first half of fiscal 2006.

         "We are beginning to see positive results from our strategic plan as evidenced by the substantial improvement in operating earnings, excluding property-related gains, in the second quarter," said Emanuel J. Eads, President and Chief Executive Officer of Central Parking Corporation. "Execution of our strategic plan is driving costs down as we eliminate unprofitable locations and reduce operating costs. Management contract margins improved significantly over the second quarter of last year as expenses in this segment of our business decreased by $2.0 million, or 13.1%. Margins also improved in our leased and owned segment as expenses decreased by $5.2 million, or 4.2%.



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CPC Reports Second Quarter 2006 and First Half Results
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May 9, 2006

         "Progress continues to be made in executing other components of our strategic plan. We now have divested or entered into agreements to divest nine domestic and two international markets as a result of our initiative to exit marginal and low growth markets. We are moving ahead with our previously announced plans to exit certain unprofitable transportation contracts in the U.K., which are expected to result in charges to discontinued operations of approximately $12 million on a pre-tax basis in our third fiscal quarter ended June 30, 2006. These contracts generated a loss from discontinued operations in the first half of fiscal 2006 of approximately $4.0 million. Our core business in the U.K. received a substantial boost when we were awarded a five-year contract with renewal options for an additional five years to operate the off-street parking portfolio of the City of Westminster in Central London. This portfolio includes 17 parking facilities containing 5,200 spaces and generates annual collections of approximately $35 million.

         "Our initiative to target non-traditional parking market segments with significant growth potential continues to be successful as we recently were awarded a new contract and two contract extensions in our airport parking segment. We have entered into an agreement to operate a 1,500 space off-airport shuttle facility serving Philadelphia International Airport. This new facility, which opens July 1, 2006, will be operated under the terms of a ten-year lease. Our contract to manage parking and shuttle operations at Washington Dulles International Airport was extended through October 31, 2009. Under the extension, our partnership will continue to manage 25,000 parking spaces, a fleet of 48 shuttle buses and provide valet parking services at this large, growing international airport, which served more than 27 million passengers last year. Our contract to manage parking, shuttle and valet services at Bob Hope International Airport in Burbank, California, which serves more than 5 million passengers a year, also was renewed for a period of three years. These two contract extensions serve to enhance our reputation in this very important market segment.

         "In the stadium and arena segment, we recently were awarded a three-year extension of our contract with the New York Parks Department to operate parking at Shea Stadium. Our municipal segment also reported recent gains as we were awarded a five-year contract to manage three large parking facilities for the City of Evanston, Illinois, and a contract to manage on-street enforcement and collections for the City of Hartford, Connecticut. In the hospitality valet market, our USA Parking subsidiary continued its expansion as it was awarded contracts to manage parking operations at the Intercontinental Hotel in San Juan, Puerto Rico, and the Las Olas Grand Condominium in Ft. Lauderdale. USA also was awarded a five-year contract extension at the Ritz Carlton Key Biscayne Hotel and a three-year contract extension at the Ritz Carlton Huntington Hotel and Spa.

         Eads added, "For the first half of the year, property gains exceeded our expectations and operating results were firmly on plan. Looking ahead, we will continue to execute our strategic plan, which is designed to streamline operations and focus on core competencies and key markets with the greatest potential for growing profits."

         A conference call regarding this release is scheduled tomorrow, May 10, 2006, beginning at 10:00 a.m. (ET). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and rebroadcast of the call at www.parking.com or www.earnings.com.

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of March 31, 2006, the Company operated more than 3,100 parking facilities containing approximately 1.5 million spaces at locations in 37 states, the District


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CPC Reports Second Quarter 2006 and First Half Results
Page 3
May 9, 2006

of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Peru, Poland, Spain, Switzerland, and Greece.

        This press release contains historical and forward-looking information. The words "looking ahead," "expectations," "plan," "assumptions," "estimates," "anticipates," "goal," "outlook," "intend," "plan," "continue to expect," "should," "believe," "project," "guidance," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to implement its strategic plan, maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2005, on Form 10-Q for the quarter ended December 31, 2005, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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CPC Reports Second Quarter 2006 and First Half Results
Page 4
May 9, 2006

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

Amounts in thousands, except per share data
                                                                   QTD ENDED MARCH 31,             YTD ENDED MARCH 31,
                                                                 2006             2005            2006            2005
                                                               ------------------------------------------------------
Revenues:
  Parking                                                      $ 130,528      $ 133,265      $ 263,907      $ 271,888
  Management contracts and other                                  29,311         28,930         57,596         59,225
                                                               ------------------------------------------------------
                                                                 159,839        162,195        321,503        331,113
  Reimbursement of management contract expenses                  115,249        107,814        229,287        219,381
                                                               ------------------------------------------------------
    Total revenues                                               275,088        270,009        550,790        550,494

Costs and expenses:
  Cost of parking                                                119,681        124,900        241,574        248,836
  Cost of management contracts                                    13,206         15,202         24,040         30,436
  General and administrative                                      21,029         21,588         41,814         40,323
                                                               ------------------------------------------------------

                                                                 153,916        161,690        307,428        319,595
  Reimbursed management contract expenses                        115,249        107,814        229,287        219,381
                                                               ------------------------------------------------------
    Total costs and expenses                                     269,165        269,504        536,715        538,976
Property-related gains, net                                        3,559         14,756         26,304         16,637
                                                               ------------------------------------------------------
    Operating earnings                                             9,482         15,261         40,379         28,155

Other income (expenses):
  Interest income                                                    285            978            587          2,183
  Interest expense                                                (4,143)        (4,957)        (8,099)        (9,914)


  (Loss) gain on derivative instruments                              (28)         1,090            (99)         1,644
  Equity in partnership and joint venture income (loss)               43           (652)           463           (350)
                                                               ------------------------------------------------------
Earnings from continuing operations before minority
interest and income taxes                                          5,639         11,720         33,231         21,718
Minority interest                                                   (195)          (405)          (551)          (708)
                                                               ------------------------------------------------------

Earnings from continuing operations before income taxes            5,444         11,315         32,680         21,010
Income tax expense                                                (1,918)        (3,809)       (12,574)        (7,038)
                                                               ------------------------------------------------------
  Earnings from continuing operations                              3,526          7,506         20,106         13,972
                                                               ------------------------------------------------------

  Discontinued operations, net of tax                             (1,539)            44           (163)        (3,551)
                                                               ------------------------------------------------------
  Net earnings                                                 $   1,987      $   7,550      $  19,943      $  10,421
                                                               ======================================================

Basic earnings (loss) per share:

  Earnings from continuing operations                          $    0.11      $    0.21      $    0.62      $    0.39
  Discontinued operations, net of tax
                                                                   (0.05)          0.00          (0.01)         (0.10)
                                                               ------------------------------------------------------
  Net earnings                                                 $    0.06      $    0.21      $    0.61      $    0.29
                                                               ======================================================
Diluted earnings (loss) per share:

  Earnings from continuing operations                          $    0.11      $    0.21      $    0.62      $    0.39

  Discontinued operations, net of tax                              (0.05)          0.00          (0.01)         (0.10)
                                                               ------------------------------------------------------
  Net earnings                                                 $    0.06      $    0.21      $    0.61      $    0.29
                                                               ======================================================

  Weighted average shares used for basic per share data           31,962         36,584         32,435         36,198
  Effect of dilutive common stock options                            318            112            190            166
                                                               ------------------------------------------------------
  Weighted average shares used for dilutive per share data        32,280         36,696         32,625         36,364
                                                               ======================================================



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CPC Reports Second Quarter 2006 and First Half Results
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May 9, 2006


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



 Amounts in thousands

ASSETS                                                                 MARCH 31,   SEPTEMBER 30,
 Current assets:                                                         2006           2005
                                                                       ------------------------
  Cash and cash equivalents                                            $  37,051      $  26,055
  Management accounts receivable                                          46,069         51,931
  Accounts receivable - other                                             16,272         15,537
  Current portion of notes receivable                                      4,605          5,818
  Prepaid expenses                                                        18,511          8,630
  Assets held for sale                                                    36,402         49,048
  Available for sale securities                                            4,616          4,606
  Deferred income taxes                                                   22,267         19,949
                                                                       ------------------------
    Total current assets                                                 185,793        181,574

Notes receivable, less current portion                                    11,582         10,480
Property, equipment and leasehold improvements, net                      310,565        327,391
Contract and lease rights, net                                            76,125         80,064
Goodwill, net                                                            232,443        232,443
Investment in and advances to partnerships and joint ventures              3,800          4,443
Other assets                                                              28,054         31,419
                                                                       ---------      ---------
  Total Assets                                                         $ 848,362      $ 867,814
                                                                       =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and capital lease obligations      $   2,903      $   1,764
  Trade accounts payable                                                  85,920         83,604
  Accrued expenses                                                        51,597         52,809
  Management accounts payable                                             29,261         25,532
  Income taxes payable                                                     1,421         12,389
                                                                       ---------      ---------

    Total current liabilities                                            171,102        176,098

Long-term debt and capital lease obligations, less current portion       138,776         98,212
Subordinated convertible debentures                                       78,085         78,085
Deferred rent                                                             21,430         22,113
Deferred income taxes                                                     20,265         19,565
Other liabilities                                                         20,975         21,152
                                                                       ---------      ---------
    Total liabilities                                                    450,633        415,225
                                                                       ---------      ---------

Minority interest                                                            385            528

Shareholders' equity:
  Common stock                                                               321            368
  Additional paid-in capital                                             179,259        251,784
  Accumulated other comprehensive income, net                              2,304          3,432
  Retained earnings                                                      216,165        197,182
  Other                                                                     (705)          (705)
                                                                       ---------      ---------
    Total shareholders' equity                                           397,344        452,061
                                                                       ---------      ---------
  Total Liabilities and Shareholders' Equity                           $ 848,362      $ 867,814
                                                                       =========      =========





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CPC Reports Second Quarter 2006 and First Half Results
Page 6
May 9, 2006



                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


 Amounts in thousands
                                                                              YTD MARCH 31,          YTD MARCH 31,
 Cash flows from operating activities:                                            2006            2005 (REVISED) (a)
                                                                              ----------------------------------------
 Net earnings                                                                 $      19,943       $           10,421
 (Gain) loss from discontinued operations                                               163                    3,551
                                                                              -------------       ------------------
 Earnings from continuing operations                                                 20,106                   13,972
 Adjustments to reconcile earnings from continuing operations to net cash
       (used) provided by operating activities:
 Depreciation and amortization                                                       15,618                   14,673
 Equity in partnership and joint venture (income) loss                                 (463)                     350
 Distributions from partnerships and joint ventures                                   1,346                    1,083
 Property-related gains, net                                                        (26,304)                 (16,637)
 Loss (gain) on derivative instruments                                                   99                   (1,644)
 Stock-based compensation                                                               209                       --
 Deferred income taxes                                                               (1,635)                  (4,497)
 Minority interest                                                                      551                      708
 Changes in operating assets and liabilities:
   Management accounts receivable                                                     5,630                  (10,031)
   Accounts receivable - other                                                         (782)                    (614)
   Prepaid expenses                                                                  (9,961)                  (2,156)
   Other assets                                                                        (764)                  (1,735)
   Trade accounts payable, accrued expenses and other liabilities                       990                    3,411
   Management accounts payable                                                        3,824                    8,006
   Deferred rent                                                                       (683)                  (1,115)
   Refundable income taxes                                                               --                    1,432
   Income taxes payable                                                             (10,989)                   1,588
                                                                              -------------       ------------------
     Net cash (used) provided by operating activities - continuing
        operations                                                                   (3,208)                   6,794
     Net cash used by operating activities - discontinued operations                 (1,310)                  (2,357)
                                                                              -------------       ------------------
     Net cash (used) provided by operating activities                                (4,518)                   4,437
                                                                              -------------       ------------------
Cash flows from investing activities:
 Proceeds from disposition of property and equipment                                 51,422                   31,975
 Purchase of equipment and leasehold improvements                                    (8,102)                  (5,612)

 Other investing activities                                                            (119)                   2,614
                                                                              -------------       ------------------
     Net cash provided by investing activities - continuing operations               28,977                   43,201
     Net cash provided by investing activities - discontinued operations              4,551                      742
                                                                              -------------       ------------------
     Net cash provided by investing activities                                       47,752                   29,719
                                                                              -------------       ------------------
Cash flows from financing activities:
 Dividends paid                                                                        (960)                  (1,099)
 Net borrowings under revolving credit agreement                                     42,938                   51,000
 Proceeds from issuance of notes payable, net of issuance costs                          70                    5,748
 Principal repayments on long-term debt and capital lease obligations                (1,009)                 (88,186)
 Payment to minority interest partners                                                 (352)                    (247)
 Repurchase of common stock                                                         (75,325)                      --
 Tax benefit on stock options                                                           138                       --
 Proceeds from issuance of common stock and exercise of stock options                 2,406                      825
                                                                              -------------       ------------------
     Net cash used by financing activities - continuing operations                  (32,094)                 (31,959)
     Net cash used by financing activities - discontinued operations                     --                       --
                                                                              -------------       ------------------
     Net cash used by financing activities                                          (32,094)                 (31,959)
                                                                              -------------       ------------------
Foreign currency translation                                                           (144)                     257
                                                                              -------------       ------------------
Net increase in cash and cash equivalents                                            10,996                    2,454
Cash and cash equivalents at beginning of period                                     26,055                   27,628
                                                                              -------------       ------------------
Cash and cash equivalents at end of period                                    $      37,051       $           30,082
                                                                              =============       ==================

(a) The Company has disclosed in the consolidated statements of cash flows the operating, investing and financing portions of the cash flows attributable to its discontinued operations which prior periods were reported on a combined basis in a single amount. As a result, the 2005 consolidated cash flow statement has been labeled as revised.


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CPC Reports Second Quarter 2006 and First Half Results
Page 7
May 9, 2006





Key Financial Metrics
(Includes continuing and discontinued operations)
(In thousands)


                                                                      QTD Ended March 31,     YTD Ended March 31,
                                                                       2006        2005        2006         2005
                                                                      -------     -------     -------     -------

Net earnings                                                          $ 1,987     $ 7,550     $19,943     $10,421
Interest expense (includes (loss) gain on derivative instruments)       4,172       3,867       8,198       8,277
Income tax expense                                                      1,904       4,040      13,180       6,030
Depreciation/amortization                                               7,265       6,830      14,370      13,652
Minority interest                                                         195         405         551         793
                                                                      -------     -------     -------     -------
EBITDA                                                                $15,523     $22,692     $56,242     $39,173
                                                                      =======     =======     =======     =======




In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/amortization and minority interest. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.


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